SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 2, 2003

Date of Earliest Event Reported: September 30, 2003

ON COMMAND CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

00-21315	77-04535194
(Commission File Number)	(I.R.S. Employer Identification No.)

4610 South Ulster Street, 6th Floor Denver, CO 80237
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (720) 873-3200

(Former name or former address, if changed from last report)

ON COMMAND CORPORATION

FORM 8-K

October 2, 2003

Item 5.                                                             Other Events and Regulation FD Disclosure

On October 1, 2003, On Command Corporation (the “Company”) issued a press release announcing that it closed a $40 million subordinated loan from Liberty Media Corporation as well as completed the closing of its previously announced Amended and Restated Credit Agreement with its bank lenders.  A copy of the press release, a copy of the Promissory Note between the Company and Liberty Media Corporation, and a copy of the Subordination Agreement between the Company and Liberty Media Corporation are attached hereto as Exhibit 99.1, 99.2 and 99.3 respectively and are incorporated herein in their entirety by reference.

Item 7.                                                             Financial Statements, Pro Forma Financial Information and Exhibits

(c)          Exhibits.

The following exhibits are being filed with this Form 8-K

99.1 Press Release of On Command Corporation, dated October 1, 2003.

99.2 Promissory Note between Liberty Media Corporation and On Command Corporation dated September 30, 2003.

99.3 Subordination Agreement between Liberty Media Corporation and On Command Corporation dated September 30, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2003

ON COMMAND CORPORATION

By:	/s/ Bernard G. Dvorak
Bernard G. Dvorak
Senior Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)